Exhibit 10.2

Freddie Mac Component Loan Numbers: 503001112 & 503001120

Freddie Mac Loan Numbers - See Schedule 1

Property Names - See Schedule 1

CONSOLIDATED, AMENDED AND RESTATED MASTER MULTIFAMILY NOTE

FLOATING RATE

[FOR USE WITH THE MASTER LOAN AGREEMENT]

(Revised 8-15-2018 - modified)

US $720,000,000.00

Effective Date: October 10, 2018

FOR VALUE RECEIVED, each of the parties set forth on Schedule 2 attached to and made a part of this Note (each, together with such party’s successors and assigns, an “Individual Borrower”; each Individual Borrower, individually and collectively, jointly, and severally, together with such party’s or parties’ successors and assigns, “Borrower”) jointly and severally, promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, the principal sum of $720,000,000.00, with interest on the unpaid principal balance, as hereinafter provided.

RECITALS

A.	Lender is the owner and holder of those certain promissory notes described on Schedule 4 attached hereto and made part hereof (the “Existing Notes”).

B.	As of the date hereof, the aggregate unpaid principal balance of the Existing Notes is $625,000,000.00.

C.

In connection with the loan (“Loan”) evidenced by this Consolidated, Amended and Restated Master Multifamily Note –Floating Rate (this “Note”), each Individual Borrower and Lender are entering into a Master Multifamily Loan and Security Agreement – Seniors Housing (as amended, modified or supplemented from time to time, the “Loan Agreement”).

D.

Borrower has requested and Lender has agreed to make certain amendments to the Existing Notes, including changing the interest rate and the terms of payment and increasing the unpaid principal amount to $720,000,000.00 to evidence an additional advance in the amount of $95,000,000.00 made by Lender to Borrower on the date of this Note. The Existing Notes are being consolidated, amended and restated in its entirety to reflect these amendments.

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E.

The Loan is secured by multiple mortgages, deeds of trust, deeds to secure debt or other similar security instruments (as amended, modified or supplemented from time to time, each, a “Security Instrument” and collectively, the “Security Instruments”), each made by one Individual Borrower for the benefit of Lender, and encumbering the project owned by such Individual Borrower, as identified on Schedule 1 and the other real and personal property included within the definition of “Mortgaged Property” in that Security Instrument (each, an “Individual Property” and collectively, the “Individual Properties” or “Mortgaged Property”). A percentage of the original principal amount of the Loan is allocated to each of the Individual Properties as set forth in Schedule 1.

F.

Pursuant to the terms and conditions set forth in the Loan Agreement, each Individual Property will serve as collateral for the Loan and each Individual Borrower will be liable for the payment and performance of the Loan.

G.	Each Individual Borrower is an affiliate of each other Individual Borrower and will receive a direct and material benefit from the making of the Loan to each other Individual Borrower.

H.

Each Individual Borrower further acknowledges that the benefits derived by such Individual Borrower by agreeing to be primarily, jointly, and severally liable with each other Individual Borrower are equivalent to the burdens imposed upon such Individual Borrower and its Individual Property by such agreement, notwithstanding that the Allocated Loan Amount (as defined below) with respect to each Individual Property may be of differing amounts.

AGREEMENT

1.	Defined Terms.

(a)	As used in this Note:

“Adjustment Factor” means a factor calculated by Lender upon an Index Conversion Event that Lender determines will, when added to the Alternate Index, cause the Alternate Index to be comparable to the Index being replaced as a result of the Index Conversion Event. In determining the Adjustment Factor, Lender will take into consideration the methods generally accepted by the commercial real estate finance industry or ISDA for calculating an adjustment factor. The Adjustment Factor may be positive, negative or zero.

“Adjustment Factor Notice” is defined in Section 3(o) of this Note.

“Allocated Percentage Amount of Loan” means the percentage of the principal amount of this Note as of the date of this Note that corresponds to the applicable Individual Properties as set forth on Schedule 1 attached to this Note, as such allocated percentages may be adjusted and as such Schedule 1 may be amended from time to time.

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“Allocated Loan Amount” means, as to the corresponding applicable Individual Property set forth on Schedule 1, the portion of the then outstanding principal balance of this Note equal to the outstanding principal balance of this Note multiplied by the corresponding Allocated Percentage Amount of Loan.

“Alternate Index” means an alternate, substitute or successor index to the then-current Index selected by Lender taking into consideration any alternate, substitute or successor index to the then-current Index that has been selected, endorsed or recommended by the commercial real estate finance industry or ISDA.

“Alternate Index Page” means the applicable page for the Alternate Index on the service selected by Lender which electronically transmits or displays rates for the Alternate Index.

“Amortization Period” means a period of 360 full consecutive calendar months.

“Applicable Loan Documents” is defined in Section 33(d).

“Base Recourse” means a portion of the Indebtedness equal to 0% of the original principal balance of this Note.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Capped Interest Rate” is not applicable, there is no Capped Interest Rate for the Loan.

“Default Rate” means a variable annual interest rate equal to 4 percentage points above the Floating Interest Rate in effect from time to time. However, at no time will the Default Rate exceed the Maximum Interest Rate.

“First 10% Prepayment Amount” means any principal prepayments resulting in an aggregate principal amount of Indebtedness prepaid of less than or equal to $72,000,000.00.

“First Installment Due Date” means December 1, 2018.

“First Principal and Interest Installment Due Date” means December 1, 2021.

“Floating Interest Rate” means the variable annual interest rate calculated for each Interest Adjustment Period so as to equal the Index Rate for such Interest Adjustment Period (truncated at the 5th decimal place if necessary) plus the Margin. However, in no event will the Floating Interest Rate exceed the Capped Interest Rate.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, its successors-in-interest and affiliates.

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“Freddie Mac Multifamily Approved Seller/Servicer” means an institution approved to sell multifamily mortgages to Freddie Mac.

“ICE” means Intercontinental Exchange.

“Index” means the LIBOR Index or the Alternate Index, as applicable. Until an Index Conversion Event occurs, the Index will be the LIBOR Index.

“Index Conversion Date” is defined in Section 3(o) of this Note.

“Index Conversion Event” means:

(a)	the publication of the then-current Index has been either permanently or indefinitely suspended, or

(b)

regardless of the continued existence of the then-current Index, the use of an alternate, substitute or successor index to the then-current Index in mortgages purchased and/or guaranteed by Freddie Mac is required by (i) any regulator of Freddie Mac, (ii) any governmental entity with authority to direct the actions of Freddie Mac, or (iii) applicable law, or

(c)	Lender has determined, in its sole discretion, that the then-current Index must be replaced with the Alternate Index as a result of one or more of the following event(s):

(i)

The supervisor of the administrator of the then-current Index has announced in a public statement that (A) the publication of the then-current Index will be either permanently or indefinitely suspended, (B) there has been or will be a material change in the methodology of calculating the Index, or (C) it no longer recommends the use of the Index as an index.

(ii)

Lender has determined that the use of an alternate, substitute or successor index to the then-current Index has become a generally acceptable market practice in the commercial real estate finance industry regardless of the continued existence of the then-current Index.

(iii)	ISDA has announced that it will use an alternate, substitute or successor index to the then-current Index regardless of the continued existence of the then-current Index.

(iv)

Any (A) regulator of Freddie Mac or (B) governmental entity with authority to direct the actions of Freddie Mac recommends the use of an alternate, substitute or successor index to the then-current Index in mortgages purchased and/or guaranteed by Freddie Mac regardless of the continued existence of the then-current Index.

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An Index Conversion Event may occur more than one time during the term of the Loan. Lender may but is not required to rely on a statement of the supervisor of the administrator of the applicable Index to make its determination that an Index Conversion Event has occurred.

“Index Conversion Notice” is defined in Section 3(o) of this Note.

“Index Page” means the LIBOR Index Page or the Alternate Index Page, as applicable.

“Index Rate” means, as applicable:

(i)

For each Interest Adjustment Period beginning on the first Interest Adjustment Period until (but not including) an Index Conversion Date, the rate for the LIBOR Index released most recently preceding the first day of the month in which the Interest Adjustment Period begins, as the LIBOR Index Rate is displayed on the LIBOR Index Page.

(ii)

For each Interest Adjustment Period beginning on an Index Conversion Date until any subsequent Index Conversion Date, the rate for the applicable Alternate Index released most recently preceding the first day of such Interest Adjustment Period, as such rate is displayed on the applicable Alternate Index Page, plus the applicable Adjustment Factor.

If at any time the Index Rate is less than zero, the Index Rate will be deemed to be zero for all purposes of this Note and the Loan Agreement.

“Individual Borrower” is defined in the Recitals.

“Individual Property” is defined in the Recitals.

“Installment Due Date” means, for any monthly installment of interest-only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note.

“Interest Adjustment Period” means each successive one calendar month period until the entire Indebtedness is paid in full, except that

(a)

the first Interest Adjustment Period is the period from the date of this Note through October 31, 2018. Therefore, the second Interest Adjustment Period will be the period from November 1, 2018 through November 30, 2018, and so on until the entire Indebtedness is paid in full.

(b)

if an Index Conversion Event occurs, the then-current Interest Adjustment Period will end on the date immediately preceding the Index Conversion Date so that a new Interest Adjustment Period will commence on the Index Conversion Date (whether the Interest Adjustment Period is a one-month period or a three-month period).

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“ISDA” means the International Swaps and Derivatives Association.

“Lender” means the holder from time to time of this Note.

“LIBOR” means the London Interbank Offered Rate.

“LIBOR Index” means ICE’s one month LIBOR for United States Dollar deposits, as such index is displayed on the LIBOR Index Page used to establish the LIBOR Index Rate.

“LIBOR Index Rate” means ICE’s rate for the LIBOR Index.

“LIBOR Index Page” means one of the following, as determined by Lender:

(i)	Bloomberg L.P., page “BBAM”, or such other page for the LIBOR Index as may replace page BBAM on that service.

(ii)	The applicable page for the LIBOR Index on another service which electronically transmits or displays rates for LIBOR.

(iii)	Any publication of rates for LIBOR available from ICE.

(iv)	If ICE ceases to set or publish a LIBOR rate/interest settlement rate, any other publication of rates for LIBOR that Lender determines is appropriate for calculating the Floating Interest Rate.

“Loan” is defined in the Recitals.

“Loan Agreement” is defined in the Recitals.

“Loan Agreement Severance” is defined in Section 33(a)(i).

“Lockout Period” means the period from the date of this Note through the day preceding the 6th Installment Due Date under this Note

“Margin” means 2.32 percentage points (232 basis points).

“Maturity Date” means the earlier of (i) November 1, 2025 (“Scheduled Maturity Date”) and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document; provided, however, that if the unpaid principal balance of this Note becomes due and payable by acceleration but such acceleration is rendered null and void and of no further force and effect by operation of law or agreement by Lender, such acceleration will have no effect on the Maturity Date.

“Maximum Interest Rate” means the rate of interest which results in the maximum amount of interest allowed by applicable law.

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“New Loan Agreement” is defined in Section 33(a)(i).

“Note Severance” is defined in Section 33(a)(ii).

“Prepaid Amount” is defined in Section 32(c).

“Prepayment Bucket” means the First 10% Prepayment Amount or the Second 90% Prepayment Amount.

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs other than the First 10% Prepayment Amount, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

“Released Property” is defined in Section 32(c).

“Remaining Amortization Period” means, at any point in time, the number of consecutive calendar months equal to the number of months in the Amortization Period minus the number of scheduled monthly installments of principal and interest that have elapsed since the date of this Note.

“Second 90% Prepayment Amount” means any principal prepayments made after prepayment in full of the First 10% Prepayment Amount.

“Security Instrument” is defined in the Recitals.

“Severed Property” and “Severed Properties” are defined in Section 33(a)(i).

“Window Period” means the 3 consecutive calendar month period prior to the Scheduled Maturity Date. If the first day of the Window Period falls on a day which is not a Business Day, then with respect to payments made under Section 10 or Section 11, the “Window Period” will begin on the Business Day immediately preceding the scheduled first day of the Window Period.

(b)	Other capitalized terms used but not defined in this Note will have the meanings given to such terms in the Loan Agreement.

2.

Address for Payment. All payments due under this Note will be payable at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, Mailcode: KS-01-11-0501, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

3.	Payments.

(a)	Interest will accrue on the outstanding principal balance of this Note at the Floating Interest Rate, subject to the provisions of Section 8 of this Note.

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(b)

Interest under this Note will be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each month’s interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the month for which interest is being calculated by the applicable Floating Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the month for which interest is being calculated). For convenience in determining the amount of a monthly installment of principal and interest under this Note, Lender will use a 30/360 interest calculation payment schedule (each year is treated as consisting of twelve 30-day months). However, as provided above, the portion of the monthly installment actually payable as and allocated to interest will be based upon an actual/360 interest calculation schedule, and the amount of each installment attributable to principal and the amount attributable to interest will vary based upon the number of days in the month for which such installment is paid. Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly payment paid by Borrower will be credited to principal.

(c)

Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month will be payable by Borrower simultaneously with the execution of this Note. If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note. The Installment Due Date for the first monthly installment payment under Section 3(d) of interest-only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note. Except as provided in this Section 3(c) and Section 10, accrued interest will be payable in arrears.

(d)	(i)	Beginning on the First Installment Due Date, and continuing until and including the Installment Due Date immediately prior to the First Principal and Interest Installment Due Date, accrued interest-only will be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of interest-only payable pursuant to this Section 3(d)(i) on an Installment Due Date will equal the product of (A) annual interest on the unpaid principal balance of this Note as of the first day of the Interest Adjustment Period immediately preceding the Installment Due Date at the Floating Interest Rate in effect for such Interest Adjustment Period, divided by 360, multiplied by (B) the number of days in such Interest Adjustment Period.

	(ii)	Beginning on the First Principal and Interest Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest will be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of principal and interest payable pursuant to this Section 3(d)(ii) on an Installment Due Date will be calculated so as to equal the monthly payment amount which would

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be payable on the Installment Due Date as if the unpaid principal balance of this Note as of the first day of the Interest Adjustment Period immediately preceding the Installment Due Date was to be fully amortized, together with interest thereon at the Floating Interest Rate in effect for such Interest Adjustment Period, in equal consecutive monthly payments paid on the first day of each calendar month over the Remaining Amortization Period.

(d)	Reserved.

(e)	Reserved.

(f)	Reserved.

(g)	All remaining Indebtedness, including all principal and interest, will be due and payable by Borrower on the Maturity Date.

(h)

Lender will provide Borrower with Notice, given in the manner specified in the Loan Agreement, of the amount of each monthly installment due under this Note. However, if Lender has not provided Borrower with prior Notice of the monthly payment due on any Installment Due Date, then Borrower will pay on that Installment Due Date an amount equal to the monthly installment payment for which Borrower last received Notice. If Lender at any time determines that Borrower has paid one or more monthly installments in an incorrect amount because of the operation of the preceding sentence, or because Lender has miscalculated the Floating Interest Rate or has otherwise miscalculated the amount of any monthly installment, then Lender will give Notice to Borrower of such determination. If such determination discloses that Borrower has paid less than the full amount due for the period for which the determination was made, Borrower, within 30 calendar days after receipt of the Notice from Lender, will pay to Lender the full amount of the deficiency. If such determination discloses that Borrower has paid more than the full amount due for the period for which the determination was made, then the amount of the overpayment will be credited to the next installment(s) of interest only or principal and interest, as applicable, due under this Note (or, if an Event of Default has occurred and is continuing, such overpayment will be credited against any amount owing by Borrower to Lender).

(i)	All payments under this Note must be made in immediately available U.S. funds.

(j)

Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due will be deemed to have been received on the due date for the purpose of calculating interest due.

(k)

Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” will refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents will bear interest at the applicable rate or rates specified in this Note and will be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

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(l)

In accordance with Section 16, interest charged under this Note cannot exceed the Maximum Interest Rate. If the Floating Interest Rate at any time exceeds the Maximum Interest Rate, resulting in the charging of interest hereunder to be limited to the Maximum Interest Rate, then any subsequent reduction in the Floating Interest Rate will not reduce the rate at which interest under this Note accrues below the Maximum Interest Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued had the Floating Interest Rate at all times been in effect.

(m)	Reserved.

(n)	If an Index Conversion Event occurs:

(i)

Lender will notify Borrower in writing of the Alternate Index, the Alternate Index Page, and the Index Conversion Date (as defined below) (“Index Conversion Notice”) within 3 Business Days after an Index Conversion Event. Lender will notify Borrower in writing of the Adjustment Factor (“Adjustment Factor Notice”) before the first Installment Due Date following the Index Conversion Date.

(ii)

Beginning on the date specified in the Index Conversion Notice (“Index Conversion Date”), interest will accrue at the Floating Interest Rate calculated using the Alternate Index, the Alternate Index Page and the Adjustment Factor specified in the applicable Index Conversion Notice and Adjustment Factor Notice, without the necessity of any amendment or other modification of this Note.

(iii)

The designation or determination by Lender of an Index Conversion Event, the Index Conversion Date, the Alternate Index, the Alternate Index Page, and the Adjustment Factor will be conclusive. If Freddie Mac is the Lender, such designation or determination will be in Lender’s sole discretion. If Lender is not Freddie Mac, such designation or determination will be made at, and in accordance with, the written direction of Freddie Mac which will be given in Freddie Mac’s sole discretion.

(iv)

Lender will determine and designate the Alternate Index, the Alternate Index Page, and the Adjustment Factor only if an Index Conversion Event occurs, and will not re-determine or re-designate another Alternate Index, the Alternate Index Page, or Adjustment Factor unless a subsequent Index Conversion Event occurs.

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4.

Application of Partial Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.

Security. The Indebtedness is secured by, among other things, the Security Instruments, and reference is made to the Security Instruments and the Loan Agreement for other rights with respect to collateral for the Indebtedness.

6.

Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10, and all other amounts payable under this Note and any other Loan Document, will at once become due and payable, at the option of Lender, without any prior Notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender will calculate the prepayment premium as if prepayment occurred on the date of acceleration. If prepayment occurs thereafter, Lender will recalculate the prepayment premium as of the actual prepayment date.

7.	Late Charge.

(a)

If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Loan Agreement or any other Loan Document is not received in full by Lender within 10 days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period will be substituted), Borrower must pay to Lender, immediately and without demand by Lender, a late charge equal to 5% of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount will be substituted). If the Loan is not fully amortizing, the late charge will not be due on the final payment of principal owed on the Maturity Date if such payment is not timely made.

(b)

Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

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8.	Default Rate.

(a)

So long as (i) any monthly installment under this Note remains past due for 30 days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note will accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)	From and after the Maturity Date, the unpaid principal balance will continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)

Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for 30 days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (iii) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for 30 days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.	Limits on Personal Liability.

(a)

Except as otherwise provided in this Section 9, none of Borrower, SPE Equity Owner, or any member or limited partner of Borrower will have any personal liability under this Note, the Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of or compliance with any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations will be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability will not limit or impair Lender’s enforcement of its rights against any Guarantor of the Indebtedness or any Guarantor of any other obligations of Borrower.

(b)	Borrower will be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

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(c)

In addition to the Base Recourse, Borrower will be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)

Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3 of any Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence. However, Borrower will not be personally liable for any failure described in this Section 9(c)(i) if Borrower is unable to pay to Lender all Rents and security deposits as required by any Security Instrument because of a valid order issued in, or an automatic stay applicable because of, a bankruptcy, receivership, or similar judicial proceeding.

(ii)

Borrower fails to apply all Insurance proceeds and Condemnation proceeds as required by the Loan Agreement. However, Borrower will not be personally liable for any failure described in this Section 9(c)(ii) if Borrower is unable to apply Insurance or Condemnation proceeds as required by the Loan Agreement because of a valid order issued in, or an automatic stay applicable because of, a bankruptcy, receivership, or similar judicial proceeding.

(iii)	Either of the following occurs:

(A)	Borrower fails to deliver the statements, schedules and reports required by Section 6.07 of the Loan Agreement and Lender exercises its right to audit those statements, schedules and reports.

(B)

If an Event of Default has occurred and is continuing, Borrower fails to deliver all books and records relating to any Individual Property or its operation in accordance with the provisions of Section 6.07 of the Loan Agreement.

(iv)

Borrower fails to pay when due in accordance with the terms of the Loan Agreement the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) will be of no force or effect.

[Deferred]	Property Insurance premiums or other Insurance premiums
[Collect]	Taxes or payments in lieu of taxes (PILOT)
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property)
[Deferred]	Ground Rents
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property), including home owner association dues

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(v)	Borrower engages in any willful act of material waste of the Mortgaged Property.

(vi)

Borrower fails to comply with any provision of Section 6.13(a)(iii) through (xxvi) of the Loan Agreement or any SPE Equity Owner fails to comply with any provision of Section 6.13(b)(iii) through (v) of the Loan Agreement (subject to possible full recourse liability as set forth in Section 9(f)(ii)).

(vii)	Any of the following Transfers occurs:

(A)

Any Person that is not an Affiliate creates a mechanic’s lien or other involuntary lien or encumbrance against any Individual Property and Borrower has not complied with the provisions of the Loan Agreement.

(B)	A Transfer of property by devise, descent or operation of law occurs upon the death of a natural person and such Transfer does not meet the requirements set forth in the Loan Agreement.

(C)	Borrower grants an easement that does not meet the requirements set forth in the Loan Agreement.

(D)	Borrower executes a Lease that does not meet the requirements set forth in the Loan Agreement.

(viii)	Reserved.

(ix)	through (xviii) are Reserved.

(xix)	Borrower fails to complete any Property Improvement Alterations that have been commenced in accordance with Section 6.09(e)(v) of the Loan Agreement.

(xx)	Reserved.

(xxi)

Borrower or any officer, director, partner, member or employee of Borrower makes an unintentional written material misrepresentation in connection with (1) the application for or creation of the Indebtedness, (2) on-going financial or other reporting requirements or information required by the Loan Documents, or (3) any action or consent of Lender; provided that the assumption will be that any written material misrepresentation was intentional and the burden of proof will be on Borrower to prove that there was no intent.

(xxii)	through (xxvi) are Reserved.

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(d)	In addition to the Base Recourse, Borrower will be personally liable to Lender for all of the following:

(i)	Borrower will be personally liable for the performance of all of Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreement (relating to environmental matters).

(ii)	Borrower will be personally liable for the costs of any audit under Section 6.07 of the Loan Agreement.

(iii)

Borrower will be personally liable for any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

(iv)	through (viii) are Reserved.

(ix)

Borrower will be personally liable for any fees, costs, or expenses incurred by Lender in connection with Borrower’s termination of any agreement for the provision of services to or in connection with any Individual Property, including cable, internet, garbage collection, landscaping, security, and cleaning.

(x)	Reserved.

(xi)	Reserved.

(e)

All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents will be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(f)	Notwithstanding the Base Recourse, Borrower will become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)	Borrower fails to comply with Section 6.13(a)(i) or (ii) of the Loan Agreement or any SPE Equity Owner fails to comply with Section 6.13(b)(i) or (ii) of the Loan Agreement.

(ii)

Borrower fails to comply with any provision of Section 6.13(a)(iii) through (xxvi) of the Loan Agreement or any SPE Equity Owner fails to comply with any provision of Section 6.13(b)(iii) through (v) of the Loan Agreement and a court of competent jurisdiction holds or determines that such failure or combination of failures is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower or any SPE Equity Owner with the assets and liabilities of a debtor pursuant to Title 11 of the Bankruptcy Code.

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(iii)

A Transfer that is an Event of Default under Section 7.02 of the Loan Agreement occurs other than a Transfer set forth in Section 9(c)(vii) above (for which Borrower will have personal liability for Lender’s loss or damage); provided, however, that Borrower will not have any personal liability for a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company.

(iv)

There was fraud or intentional written material misrepresentation by Borrower or any officer, director, partner, member, or employee of Borrower in connection with (1) the application for or creation of the Indebtedness, (2) on-going financial or other reporting requirements or information required by the Loan Documents, or (3) any action or consent of Lender.

(v)	Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the Bankruptcy Code.

(vi)

Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(vii)

Any Individual Property or any part of an Individual Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(viii)

An order of relief is entered against Borrower or any SPE Equity Owner pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

(ix)

An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in Borrower or any SPE Equity Owner to contribute or cause the contribution of additional capital to Borrower or any SPE Equity Owner.

(x)	through (xiii) are Reserved.

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(xiv)

Borrower, any Guarantor, or any SPE Equity Owner fails to comply with any request of Lender in connection with any Loan Agreement Severance or Note Severance with respect to any Individual Property under Section 33 of this Note or Section 11.22 of the Loan Agreement, in each case in accordance with the terms thereof.

(g)	For purposes of Sections 9(f) and (h), the term “Related Party” will include all of the following:

(i)	Borrower, any Guarantor, or any SPE Equity Owner.

(ii)

Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any Guarantor, or any SPE Equity Owner or any Person that has a right to manage Borrower, any Guarantor, or any SPE Equity Owner.

(iii)	Any Person in which Borrower, any Guarantor, or any SPE Equity Owner has any ownership interest (direct or indirect) or right to manage.

(iv)	Any Person in which any partner, shareholder, or member of Borrower, any Guarantor, or any SPE Equity Owner has an ownership interest or right to manage.

(v)	Any Person in which any Person holding an interest in Borrower, any Guarantor, or any SPE Equity Owner also has any ownership interest.

(vi)	Any creditor (as defined in the Bankruptcy Code) of Borrower that is related by blood, marriage or adoption to Borrower, any Guarantor, or any SPE Equity Owner.

(vii)

Any creditor (as defined in the Bankruptcy Code) of Borrower that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any Guarantor, or any SPE Equity Owner.

(h)

If Borrower, any Guarantor, any SPE Equity Owner, or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 9(f), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

(i)

To the extent that Borrower has personal liability under this Section 9, Lender may, to the fullest extent permitted by applicable law, exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against any Individual Property or any other security, or pursued any rights against any Guarantor, or pursued any other rights available to Lender under this Note, the Loan Agreement, any other Loan Document, or applicable law. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of any Individual Property against such personal liability.

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10.	Voluntary and Involuntary Prepayments.

(a)

Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(b)

Borrower may not voluntarily prepay any portion of the principal balance of this Note during the Lockout Period; provided, however, any prepayment that is a part of the First 10% Prepayment Amount and any prepayment occurring as a result of the application of any Insurance proceeds or Condemnation award under the Loan Agreement will be permitted during the Lockout Period. However, if any portion of the principal balance of this Note is prepaid during the Lockout Period by reason of the application by Lender of any proceeds of collateral or other security to any portion of the unpaid principal balance of this Note or following a determination that the prohibition on voluntary prepayments during the Lockout Period is in contravention of applicable law, then Borrower must also pay to Lender upon demand by Lender, a prepayment premium equal to 5% of the amount of principal being prepaid.

(c)

Following the end of the Lockout Period, Borrower may voluntarily prepay all or any portion (solely in connection with a release of an Individual Property permitted under the Loan Documents) of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment. If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, (A) the term “Installment Due Date” will mean the Business Day immediately preceding the scheduled Installment Due Date and (B) the calculation of any required prepayment premium will be made as if the prepayment had actually been made on the scheduled Installment Due Date.

(d)

Following the end of the Lockout Period, notwithstanding Section 10(c), if a voluntary prepayment is permitted, Borrower may voluntarily prepay all or any portion (solely in connection with a release of an Individual Property permitted under the Loan Documents) of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in Section 10(c) and meets the other requirements set forth in this Section 10(d). Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender will deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date

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immediately following such prepayment and Borrower must pay to Lender all interest and any required prepayment premium that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(e)

Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment pursuant to the Loan Agreement and the other Loan Documents, plus (iii) any applicable prepayment premium calculated pursuant to Section 10(f).

(f)

Except as provided in Section 10(g), a prepayment premium will be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium will be calculated as follows:

(i)

First 10% Prepayment Amount. No prepayment premium will be due in connection with any prepayment of the First 10% Prepayment Amount, which prepayments of the First 10% Prepayment Amount may be made during the Lockout Period.

(ii)

Second 90% Prepayment Amount. The prepayment premium will be 1.0% of the amount of principal being prepaid for any prepayment of the Second 90% Prepayment Amount occurring after the Lockout Period and during the Prepayment Premium Period.

For the avoidance of doubt, if a portion of a prepayment is in one Prepayment Bucket and the remaining portion is in another Prepayment Bucket, Lender will apply the applicable prepayment premium to each portion in accordance with the applicable Prepayment Bucket. (For example, if Borrower makes a prepayment of principal in the amount of $10,000,000 and $6,000,000 is part of the First 10% Prepayment Amount and $4,000,000 is part of the Second 90% Prepayment Amount, no prepayment premium will be due and payable with respect to $6,000,000 and a 1% prepayment premium will be due and payable with respect to $4,000,000.)

(g)	Notwithstanding any other provision of this Section 10, no prepayment premium will be payable with respect to any of the following:

(i)	Any prepayment made during the Window Period.

(ii)	Any prepayment occurring as a result of the application of any Insurance proceeds or Condemnation award.

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(iii)	Any prepayment required under the terms of the Loan Agreement in connection with a Condemnation proceeding.

(iv)

Any prepayment of the entire principal balance of this Note that occurs on or after the 12th Installment Due Date under this Note with the proceeds of a fixed interest rate mortgage loan to the existing Borrower, which will be used to refinance this Loan and that is the subject of a binding commitment for purchase between Freddie Mac and a Freddie Mac Multifamily Approved Seller/Servicer.

(v)	Any prepayment of the First 10% Prepayment Amount.

(h)

Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note (other than a prepayment in connection with a release of an Individual Property permitted under the Loan Documents) will not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments. Notwithstanding the foregoing, in the event that an Individual Property listed on Schedule 1 is released pursuant to the Loan Agreement, at the time of such release, Borrower and Lender will execute an amendment to this Note to update Schedule 1 to reflect the new Allocated Percentage Amount of Loan and Allocated Loan Amount for each Remaining Property (as defined in the Loan Agreement). Such amendment must be acknowledged by all Guarantors.

(i)

Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any lockout and prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the lockout and prepayment premium provisions.

(j)	Reserved.

(k)	Reserved.

(l)	Reserved.

11.	Reserved.

12.	Reserved.

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13.

Costs and Expenses. To the fullest extent allowed by applicable law, Borrower must pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding. Borrower acknowledges and agrees that, in connection with each request by Borrower under this Note or any Loan Document, Borrower must pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies (if applicable), regardless of whether the matter is approved, denied or withdrawn.

14.

Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, or any other Loan Document, or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note will not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

15.

Waivers. Borrower and all endorsers and Guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

16.

Loan Charges. Neither this Note nor any of the other Loan Documents will be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts will be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, will be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading will be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

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17.

Commercial Purpose. Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

18.	Counting of Days. Any reference in this Note to a period of “days” means calendar days, not Business Days, except where otherwise specifically provided.

19.	Governing Law. This Note will be governed by the laws of the Commonwealth of Virginia.

20.	Captions. The captions of the Sections of this Note are for convenience only and will be disregarded in construing this Note.

21.	Notices; Written Modifications.

(a)	All Notices, demands, and other communications required or permitted to be given pursuant to this Note will be given in accordance with Section 11.03 of the Loan Agreement.

(b)

Any modification or amendment to this Note will be ineffective unless in writing and signed by the party sought to be charged with such modification or amendment; provided, however, in the event of a Transfer under the terms of the Loan Agreement that requires Lender’s consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender’s option, by Notice to Borrower and the transferee, as a condition of Lender’s consent.

22.

Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia will have jurisdiction over all controversies that will arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action, or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

23.

WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (a) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

24.	State-Specific Provisions. None.

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25.	Attached Riders. The following Riders are attached to this Note:

Rider to the Multifamily Note – Recycled Borrower and/or Recycled SPE Equity Owner

Rider to the Multifamily Note – Seniors Housing

Rider to the Multifamily Note – Primary Access By Easement or Private Road

Rider to the Multifamily Note – Shared Amenities, Management Office, or Other Shared Facilities

Rider to the Multifamily Note – Legal Non-Conforming Property

Rider to the Multifamily Note – Ground Lease Mortgage

Rider to the Multifamily Note – Units ~~without Certificate of Occupancy~~ With Outstanding Occupancy Authorization

26.	Attached Schedules and Exhibits. The following Schedules and Exhibits, if marked with an “X” in the space provided, are attached to this Note:

|X|	Schedule 1 Loan Allocation Information

|X|	Schedule 2 Individual Borrowers and Individual Properties

|X|	Schedule 3 Primary Access Easement and Shared Amenities

|X|	Schedule 4 The Existing Notes

|X|	Exhibit A Modifications to Multifamily Note

27.	Reserved.

28.	Reserved.

29.	Reserved.

30.	Reserved.

31.	Reserved.

32.	Partial Prepayments in Connection with a Release.

(a)	Pursuant to the terms of the Security Instruments and the Loan Agreement, the Mortgaged Property secures the Loan.

(b)	Reserved.

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(c)

If (X) a release occurs with respect to an Individual Property securing this Loan, (the “Released Property”) pursuant to Section 7.10 of the Loan Agreement, (Y) the Released Property is released during the Prepayment Premium Period set forth in this Note, and (Z) the applicable Allocated Loan Amount with respect to such Released Property, together with accrued and unpaid interest on such Allocated Loan Amount or portion thereof (the “Prepaid Amount”) and any prepayment premium payable on such Prepaid Amount pursuant to this Note is paid in full, then the following provisions will apply.

(i)	Reserved.

(ii)	Reserved.

(iii)	Reserved.

(iv)

Following any release described in this Section 32, to the extent applicable, Borrower and Lender will execute an amendment to this Note to update Schedule 1 to reflect, with respect to each Remaining Property, the new Allocated Percentage Amount of Loan and Allocated Loan Amount.

(v)	Reserved.

33.	Lender’s Rights of Severance.

(a)

At any time and from time to time and for any reason, without the consent of Borrower, without incurring liability to Borrower, and without impairing or releasing Borrower’s liability for all or any part of the Indebtedness, Lender has the right to take the following actions:

(i)

Lender may elect to sever the Loan Agreement into two or more separate agreements (a “Loan Agreement Severance”) (if the Loan Agreement is severed with respect to any Individual Property and replaced with a new loan agreement with respect to such Individual Property, such Individual Property will be referred to individually, as a “Severed Property” and collectively, as the “Severed Properties”, and such new loan agreement will be referred to as a “New Loan Agreement”) and record among the applicable land records an amendment to each applicable Security Instrument in connection with Lender’s election to sever the Loan Agreement with respect to the Severed Properties.

(ii)

Lender may sever (“Note Severance”) this Note into two or more separate promissory notes, in such denominations as Lender shall determine in its sole and absolute discretion, which promissory notes may be included in separate sales or Securitizations undertaken by Lender. In conjunction with any such action, Lender may redefine the interest rate and amortization schedule; provided however, each of the following will be true:

(A) Reserved.

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(B)

If Lender elects to sever this Note and Lender redefines the interest rate, then the weighted average of the margins contained in the severed promissory notes taken in the aggregate will equal the Margin.

(C)

If Lender redefines the amortization schedule, the amortization of the severed promissory notes taken in the aggregate will require no more amortization to be paid under the loans evidenced by the severed promissory notes or the Loan than as was required under this Note at the time such action was taken by Lender and such redefined amortization will not result in a change in the amount of the monthly payment due under this Note.

(D)	No other material economic term of the Loan will be amended or modified.

Notwithstanding the foregoing, if Lender requires a Note Severance and/or Loan Agreement Severance after the occurrence and during the continuance of an Event of Default, Lender in its discretion may change the Allocated Loan Amount among the Individual Properties provided that the sum of the Allocated Loan Amount with respect to all Individual Properties remains the same.

(b)

Borrower agrees to cooperate with all requests of Lender to accomplish any Loan Agreement Severance and/or Note Severance required under this Section 33. Without limiting the generality of the foregoing, Borrower must, subject to the terms of this Section, execute and deliver to Lender, promptly after the request of Lender, an agreement to sever the Loan Agreement, a New Loan Agreement, a severance or splitter agreement with respect to this Note, any other associated severed/split documents for the Severed Property and such other documents as Lender requires in Lender’s Discretion in order to effect the Loan Agreement Severance and/or Note Severance, all in form and substance acceptable to Lender in Lender’s Discretion.

(c)

Borrower hereby irrevocably appoints Lender its attorney-in-fact with full power of substitution (which appointment will be deemed to be coupled with an interest and irrevocable until the Loan is paid in full and the applicable Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney may do by virtue of such power) to make and execute all documents necessary or desirable to effect the Loan Agreement Severance and/or Note Severance; provided, however, Lender will not make or execute any such documents under such power until 10 Business Days after Lender has given Borrower Notice of Lender’s intent to exercise its rights under such power.

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(d)

Each severed promissory note, and the loan evidenced by each severed promissory note, will be upon all of the terms and provisions contained in the applicable Loan Agreement or New Loan Agreement and the Loan Documents or applicable severed loan documents (collectively with the applicable Loan Agreement or New Loan Agreement, the “Applicable Loan Documents”), which Applicable Loan Documents will continue in full force and effect with respect to such loan, except that (1) Lender may allocate specific collateral given for the Loan as security for performance of specific promissory notes, in each case with or without cross-default or cross-collateralization provisions, all as determined by Lender in its sole and absolute discretion and (2) in the event of any Loan Agreement Severance, the Severed Property will be the only Individual Property securing the corresponding severed promissory note unless Lender elects to additionally secure such severed promissory note with other collateral then currently securing the Loan, in each case with or without cross-default or cross-collateralization provisions, all as determined by Lender in its sole and absolute discretion.

(e)	Following any Note Severance, the term “Lender” will be deemed to refer collectively to the holder(s) of each of the severed promissory notes.

(f)	Reserved.

(g)

Except as set forth below, Borrower will not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of any documents in connection with any Loan Agreement Severance or Note Severance, and Lender will reimburse Borrower for all costs reasonably incurred by Borrower in connection with actions taken by Borrower pursuant to Lender’s request under the terms of this Section. Notwithstanding the foregoing, Borrower will be liable for all such costs and expenses and any other costs or expenses of Lender in connection with any Loan Agreement Severance or Note Severance upon the occurrence of an Event of Default or an event or condition that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(h)

Borrower’s failure to deliver any of the documents requested by Lender under this Section within 10 Business Days after Notice of such request by Lender will, at Lender’s option, constitute an Event of Default.

IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note will be deemed to be signed and delivered as a sealed instrument.

BORROWER:

NIC 12 ARLINGTON PLAZA OWNER LLC
NIC 13 THE BENTLEY OWNER LLC
NIC 12 BLAIR HOUSE OWNER LLC
NIC 12 BLUE WATER LODGE OWNER LLC
NIC 12 BRIARCREST ESTATES OWNER LLC
NIC 12 CHATEAU RIDGELAND OWNER LLC
NIC 12 CHERRY LAUREL OWNER LLC
NIC 12 COLONIAL HARBOR OWNER LLC
NIC 12 COUNTRY SQUIRE OWNER LLC
NIC 12 COURTYARD AT LAKEWOOD OWNER LLC
NIC 12 DESOTO BEACH CLUB OWNER LLC
NIC 13 DOGWOOD ESTATES OWNER LLC
NIC 12 EL DORADO OWNER LLC
NIC 12 ESSEX HOUSE OWNER LLC
NIC 12 FLEMING POINT OWNER LLC
NIC 13 FOUNTAINS AT HIDDEN LAKES OWNER LLC
NIC 12 GRASSLANDS ESTATES OWNER LLC
NIC 12 GREELEY PLACE OWNER LLC
NIC 12 GRIZZLY PEAK OWNER LLC
NIC 13 HIDDEN LAKES OWNER LLC
NIC 13 ILLAHEE HILLS OWNER LLC
NIC 12 JACKSON OAKS OWNER LLC
NIC 13 LODGE AT COLD SPRING OWNER LLC
NIC 13 MADISON ESTATES OWNER LLC
NIC 13 MANOR AT OAKRIDGE OWNER LLC
NIC 12 MAPLE DOWNS OWNER LLC
NIC 13 OAKWOOD HILLS OWNER LLC
NIC 13 ORCHID TERRACE OWNER LLC
NIC 13 PALMER HILLS OWNER LLC
NIC 12 PARKWOOD ESTATES OWNER LLC
NIC 13 PINEWOOD HILLS OWNER LLC
NIC 12 PIONEER VALLEY LODGE OWNER LLC
NIC 13 PUEBLO REGENT OWNER LLC
NIC 12 REGENCY RESIDENCE OWNER LLC
NIC 13 THE REGENT OWNER LLC
NIC 13 ROCK CREEK OWNER LLC
NIC 13 SHELDON OAKS OWNER LLC
NIC 12 SIMI HILLS OWNER LLC
NIC 13 SKY PEAKS OWNER LLC
NIC 12 STONEYBROOK LODGE OWNER LLC
NIC 13 THORNTON PLACE OWNER LLC
NIC 13 UFFELMAN ESTATES OWNER LLC
NIC 12 VENTURA PLACE OWNER LLC
NIC 13 VILLAGE GATE OWNER LLC
NIC 13 VISTA DE LA MONTANA OWNER LLC
NIC 13 WALNUT WOODS OWNER LLC
NIC 13 THE WESTMONT OWNER LLC
NIC 13 WHITEROCK COURT OWNER LLC

, each a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title:	Vice-President

NIC 13 DURHAM REGENT OWNER LP, a Delaware limited partnership

By:	NIC 13 Durham Regent Owner GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Ivy Hernandez
	Name:	Ivy Hernandez
	Title:	Vice President

NIC 13 JORDAN OAKS OWNER LP a Delaware limited partnership

By:	NIC 13 Jordan Oaks Owner GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Ivy Hernandez
	Name:	Ivy Hernandez
	Title:	Vice President

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RIDER TO MULTIFAMILY NOTE

RECYCLED BORROWER AND/OR RECYCLED SPE EQUITY OWNER

(Revised 3-1-2014)

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(ix) is restated as follows:

(ix)

Any of the Underwriting Representations or Separateness Representations set forth in Sections 5.40(a) and (b) ~~or~~, Sections 5.41(a) and (b), Sections 5.42(a) and (b) or Sections 5.43(a) and (b) of the Loan Agreement are false or misleading in any material respect.

Rider to Master Multifamily Note	Page 1
Recycled Borrower and/or Recycled SPE Equity Owner

RIDER TO MULTIFAMILY NOTE

PRIMARY ACCESS BY EASEMENT OR PRIVATE ROAD

[FOR USE WITH THE MASTER LOAN AGREEMENT]

(Revised 8-1-2018)

This rider applies solely to the following Individual Property or Individual Properties:

LODGE AT COLD SPRING

MADISON ESTATES

ROCK CREEK

SIMI HILLS

VISTA DE LA MONTANA

WHITEROCK COURT

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(xi) is restated as follows:

(xi)	Either of the following occurs:

(A)

Any party takes, or threatens to take, any action to deny ingress to or egress from the Land, from or to the publicly dedicated and maintained rights-of-way ~~known as~~ described on Schedule 3 attached hereto through the easements established under the easement agreements ~~dated _______________and recorded at Book______, Page _______ in the records of_______ County, _________, as amended~~ described on Schedule 3 attached hereto (whether one or more, the “Access Easement”).

(B)	Any dispute or controversy arises under or with respect to the Access Easement.

Rider to Master Multifamily Note	Page 1
Primary Access by Easement or Private Road

RIDER TO MULTIFAMILY NOTE

SHARED AMENITIES, MANAGEMENT OFFICE, OR OTHER SHARED FACILITIES

[FOR USE WITH THE MASTER LOAN AGREEMENT]

(Revised 8-1-2018)

This rider applies solely to the following Individual Property or Individual Properties:

HIDDEN LAKES

FOUNTAINS AT HIDDEN LAKES

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(xii) is restated as follows:

(xii)	Either of the following occurs:

(A)

The Mortgaged Property ceases to have full access to and/or the use of any of the Shared Facilities, which Shared Facilities (listed below) are shared pursuant to the ~~____________________ dated _______________and recorded at Book______, Page _______ in the records of_______ County, _________, as amended~~ the agreements more particularly described on Schedule 3 attached hereto (whether one or more, the “Shared Facilities Agreement”).

(B)

Any dispute or controversy arises under or with respect to the Shared Facilities Agreement. The “Shared Facilities” consist of ~~the following:~~ the amenities more particularly described on Schedule 3 attached hereto.

Rider to Master Multifamily Note	Page 1
Shared Amenities, Management Office, or Other Shared Facilities

RIDER TO MULTIFAMILY NOTE

LEGAL NON-CONFORMING PROPERTY

(Revised 9-4-2015)

This rider applies solely to the following Individual Property or Individual Properties:

ARLINGTON PLAZA

BLAIR HOUSE

BRIARCREST ESTATES

CHATEAU RIDGELAND

THE COURTYARD AT LAKEWOOD

DOGWOOD ESTATES

DURHAM REGENT

ESSEX HOUSE

THE FOUNTAINS AT HIDDEN LAKES

GREELEY PLACE

HIDDEN LAKES

JACKSON OAKS

LODGE AT COLD SPRING

MADISON ESTATES

THE MANOR AT OAKRIDGE

MAPLE DOWNS

OAKWOOD HILLS

PALMER HILLS

PUEBLO REGENT

REGENCY RESIDENCE

THE REGENT

SHELDON OAKS

SKY PEAKS

STONEYBROOK LODGE

UFFELMAN ESTATES

VILLAGE GATE

WALNUT WOODS

The following changes are made to the Note which precedes this Rider:

A.	Section 9(c)(x) is deleted and replaced with the following:

(x)	A casualty occurs affecting the Mortgaged Property and which results in loss or damage to Lender because of either of the following:

Rider to Master Multifamily Note	Page 1
Legal Non-Conforming Property

(A)

(1) the Mortgaged Property is legally non-conforming under the applicable zoning laws, ordinances and/or regulations in the Property Jurisdiction (“Zoning Code”), (2) the affected Improvements cannot be rebuilt to their pre-casualty condition under the terms of the Zoning Code, and (3) the Property Insurance proceeds available to Lender under the terms of the Loan Agreement are insufficient to repay the Indebtedness in full.

(B)

Borrower fails to commence and diligently pursue completion of any Restoration within the time frame required by the Zoning Code and any permits issued pursuant to the Zoning Code which are necessary to allow the Restoration to the pre-casualty condition described in Section 9(c)(x)(A)(2).

Rider to Master Multifamily Note	Page 2
Legal Non-Conforming Property

RIDER TO MULTIFAMILY NOTE

SENIORS HOUSING

[FOR USE WITH THE SENIORS HOUSING MASTER LOAN AGREEMENT]

(Revised 8-1-2018)

The following changes are made to the Note which precedes this Rider:

A.	Sections 9(c)(xvi) and (xvii) are deleted and replaced with the following:

(xvi)

Borrower fails to cause the renewal, continuation, extension or maintenance of all (a) Licenses required to legally operate ~~the Mortgaged~~ each Individual Property as a seniors housing Facility, and (b) except as provided in Section 4.03(j) of the Loan Agreement, any and all other licenses, permits, certificates, approvals and authorizations necessary to use and operate each Individual Property for its Intended Use (as defined in the Loan Agreement).

(xvii)

Borrower fails upon an Event of Default to cooperate, or Borrower otherwise intentional interferes with, hinders or delays Lender (or its nominee or designee), in connection with the timely and orderly transfer of any and all Licenses.

Rider to Master Multifamily Note	Page 1
Seniors Housing

RIDER TO MULTIFAMILY NOTE

GROUND LEASE MORTGAGE

(Revised 3-1-2014)

This rider applies solely to the following Individual Property or Individual Properties:

THE WESTMONT

LODGE AT COLD SPRING

The following changes are made to the Note which precedes this Rider:

A.	Section ~~9(f)(x)~~ 9(c)(xxiv)is deleted and replaced with the following:

(~~x~~ xxiv)	Borrower fails to comply with the provisions of any of the following Sections of the Loan Agreement:

(~~I~~ A)	Section 6.19(d) [Covenants to Protect Leasehold Estate].

~~(ii)~~	~~Section 6.19(e)(ii) and (iii) [Ground Lessee’s Bankruptcy].~~

~~(iii)~~	~~Section 6.19(f)(i) [Ground Lessor’s Bankruptcy].~~

~~(iv)~~	~~Section 6.19(g) [Option to Renew or Extend Ground Lease~~].

B.	Reserved.

C.	Section 9(d)(iv) is deleted and replaced with the following:

(iv)	Borrower will be personally liable for any payments made by Lender to cure a Ground Lessee Default pursuant to the Loan Agreement.

Rider to Multifamily Note	Page 1
Ground Lease Mortgage

RIDER TO MULTIFAMILY NOTE

UNITS ~~WITHOUT CERTIFICATE OF OCCUPANCY~~ WITH OUTSTANDING OCCUPANCY AUTHORIZATION

(Revised 3-1-2014)

This rider applies solely to the following Individual Property or Individual Properties:

ARLINGTON PLAZA

THE BENTLEY

BLAIR HOUSE

BLUE WATER LODGE

BRIARCREST ESTATES

CHERRY LAUREL

COLONIAL HARBOR

COUNTRY SQUIRE

ESSEX HOUSE

GRASSLANDS ESTATES

ILLAHEE HILLS

JORDAN OAKS

MAPLE DOWNS

OAKWOOD HILLS

ORCHID TERRACE

SIMI HILLS

STONEYBROOK LODGE

THORNTON PLACE

VISTA DE LA MONTANA

The following changes are made to the Note which precedes this Rider:

A.	Section 9(d)(iv) is restated as follows:

(iv)

Borrower will be personally liable for any loss, damage, cost, or expense incurred by Lender arising from or relating to any residential use of a Non-Permitted Unit, whether occurring before or after the Non-Permitted Unit Turnover Date.

Rider to Multifamily Note	Page 1
Units ~~Without Certificate of~~ Outstanding Occupancy Authorization

SCHEDULE 1

LOAN ALLOCATION INFORMATION

Property	Allocated Loan Amount	Allocated Percentage Amount of Loan	Property-Level Loan Number
Arlington Plaza	$7,135,000.00	0.99%	502796413
The Bentley	$13,725,000.00	1.91%	502795409
Blair House	$11,914,000.00	1.65%	502795417
Blue Water Lodge	$16,400,000.00	2.28%	502795417
Briarcrest Estates	$11,287,000.00	1.57%	502795433
Chateau Ridgeland	$7,492,000.00	1.04%	502795441
Cherry Laurel	$12,750,000.00	1.77%	502795468
Colonial Harbor	$16,389,000.00	2.28%	502795476
Country Squire	$12,467,000.00	1.73%	502795484
The Courtyard at Lakewood	$13,875,000.00	1.93%	502795492
Desoto Beach Club	$17,925,000.00	2.49%	502795506
Dogwood Estates	$15,779,000.00	2.19%	502795522
Durham Regent	$16,425,000.00	2.28%	502795549
The El Dorado	$7,350,000.00	1.02%	502795557
Essex House	$16,050,000.00	2.23%	502795611
Fleming Point	$19,875,000.00	2.76%	502795654
The Fountains at Hidden Lakes	$9,750,000.00	1.35%	502796081
Grasslands Estates	$13,237,000.00	1.84%	502795735
Greeley Place	$9,000,000.00	1.25%	502795786
Grizzly Peak	$16,717,000.00	2.32%	502795603
Hidden Lakes	$17,325,000.00	2.41%	502795662
Illahee Hills	$10,464,000.00	1.45%	502795697
Jackson Oaks	$6,450,000.00	0.90%	502795751
Jordan Oaks	$19,950,000.00	2.77%	502795832
Lodge at Cold Spring	$14,039,000.00	1.95%	502795859
Madison Estates	$9,262,000.00	1.29%	502796103
The Manor at Oakridge	$15,150,000.00	2.10%	502796006
Maple Downs	$20,850,000.00	2.90%	502796030
Oakwood Hills	$13,275,000.00	1.84%	502796057
Orchid Terrace	$23,929,000.00	3.32%	502796073
Palmer Hills	$10,367,000.00	1.44%	502795824
Parkwood Estates	$12,787,000.00	1.78%	502795883
Pinewood Hills	$15,000,000.00	2.08%	502795921
Pioneer Valley Lodge	$5,908,000.00	0.82%	502795956
Pueblo Regent	$9,225,000.00	1.28%	502796049
Regency Residence	$15,075,000.00	2.09%	502795948
The Regent	$11,325,000.00	1.57%	502795875

Master Multifamily Note	Schedule 1, Page 1
Floating Rate

Property	Allocated Loan Amount	Allocated Percentage Amount of Loan	Property-Level Loan Number
Rock Creek	$16,427,000.00	2.28%	502795808
Sheldon Oaks	$14,325,000.00	1.99%	502795778
Simi Hills	$26,025,000.00	3.61%	502795727
Sky Peaks	$18,900,000.00	2.63%	502795689
Stoneybrook Lodge	$25,875,000.00	3.59%	502795638
Thornton Place	$11,111,000.00	1.54%	502795913
Uffelman Estates	$9,600,000.00	1.33%	502795913
Ventura Place	$14,100,000.00	1.96%	502795840
Village Gate	$23,700,000.00	3.29%	502795794
Vista de la Montana	$12,450,000.00	1.73%	502795743
Walnut Woods	$15,600,000.00	2.17%	502795700
The Westmont	$25,725,000.00	3.57%	502795670
Whiterock Court	$10,239,000.00	1.42%	502795646

As of October 10, 2018

Master Multifamily Note	Schedule 1, Page 2
Floating Rate

SCHEDULE 2

INDIVIDUAL BORROWERS AND INDIVIDUAL PROPERTIES

Individual Borrowers	Name of Individual Property
NIC 12 Arlington Plaza Owner LLC	Arlington Plaza

NIC 13 The Bentley Owner LLC	The Bentley

NIC 12 Blair House Owner LLC	Blair House

NIC 12 Blue Water Lodge Owner LLC	Blue Water Lodge

NIC 12 Briarcrest Estates Owner LLC	Briarcrest Estates

NIC 12 Chateau Ridgeland Owner LLC	Chateau Ridgeland

NIC 12 Cherry Laurel Owner LLC	Cherry Laurel

NIC 12 Colonial Harbor Owner LLC	Colonial Harbor

NIC 12 Country Squire Owner LLC	Country Squire

NIC 12 Courtyard at Lakewood Owner LLC	The Courtyard at Lakewood

NIC 12 Desoto Beach Club Owner LLC	Desoto Beach Club

NIC 13 Dogwood Estates Owner LLC	Dogwood Estates

NIC 13 Durham Regent Owner LP	Durham Regent

NIC 12 El Dorado Owner LLC	The El Dorado

NIC 12 Essex House Owner LLC	Essex House

NIC 12 Fleming Point Owner LLC	Fleming Point

NIC 13 Fountains at Hidden Lakes Owner LLC	The Fountains at Hidden Lakes

NIC 12 Grasslands Estates Owner LLC	Grasslands Estates

NIC 12 Greeley Place Owner LLC	Greeley Place

NIC 12 Grizzly Peak Owner LLC	Grizzly Peak

NIC 13 Hidden Lakes Owner LLC	Hidden Lakes

NIC 13 Illahee Hills Owner LLC	Illahee Hills

NIC 12 Jackson Oaks Owner LLC	Jackson Oaks

NIC 13 Jordan Oaks Owner LP	Jordan Oaks

NIC 13 Lodge at Cold Spring Owner LLC	Lodge at Cold Spring

NIC 13 Madison Estates Owner LLC	Madison Estates

NIC 13 Manor at Oakridge Owner LLC	The Manor at Oakridge

Master Multifamily Note	Schedule 2, Page 1
Floating Rate

Individual Borrowers	Name of Individual Property
NIC 12 Maple Downs Owner LLC	Maple Downs

NIC 13 Oakwood Hills Owner LLC	Oakwood Hills

NIC 13 Orchid Terrace Owner LLC	Orchid Terrace

NIC 13 Palmer Hills Owner LLC	Palmer Hills

NIC 12 Parkwood Estates Owner LLC	Parkwood Estates

NIC 13 Pinewood Hills Owner LLC	Pinewood Hills

NIC 12 Pioneer Valley Lodge Owner LLC	Pioneer Valley Lodge

NIC 13 Pueblo Regent Owner LLC	Pueblo Regent

NIC 12 Regency Residence Owner LLC	Regency Residence

NIC 13 The Regent Owner LLC	The Regent

NIC 13 Rock Creek Owner LLC	Rock Creek

NIC 13 Sheldon Oaks Owner LLC	Sheldon Oaks

NIC 12 Simi Hills Owner LLC	Simi Hills

NIC 13 Sky Peaks Owner LLC	Sky Peaks

NIC 12 Stoneybrook Lodge Owner LLC	Stoneybrook Lodge

NIC 13 Thornton Place Owner LLC	Thornton Place

NIC 13 Uffelman Estates Owner LLC	Uffelman Estates

NIC 12 Ventura Place Owner LLC	Ventura Place

NIC 13 Village Gate Owner LLC	Village Gate

NIC 13 Vista De La Montana Owner LLC	Vista de la Montana

NIC 13 Walnut Woods Owner LLC	Walnut Woods

NIC 13 The Westmont Owner LLC	The Westmont

NIC 13 Whiterock Court Owner LLC	Whiterock Court

Master Multifamily Note	Schedule 2, Page 2
Floating Rate

SCHEDULE 3

Primary Access Easement and Shared Amenities

Property	Primary Access Easement	Shared Amenities
The Lodge at Cold Spring	right of way known as Cold Spring Road through the easements established under the easement agreement dated April 26, 1996 and recorded at Book 301, Page 220 in the records of Hartford County, Connecticut, as amended	N/A

Madison Estates	right of way known as Hamilton-Wolfe Road through the easements established under the easement agreement dated September 8, 1983 and recorded at Volume 2918, Page 506 in the records of Bexar County, Texas, as amended	N/A

Rock Creek	right of way known as Stucki Road through the easement established under the easement agreement dated December 18, 1988 and recorded at Book as Fee Number 98145815, re-recorded as Fee Number 99019768 in the records of Dallas County, Oregon, as amended	N/A

Simi Hills	right of way known as Madera Road through the easement established under the easement agreements dated February 25, 2000 and recorded as Instrument No. 00-50229 in the records of Ventura County, California, as amended	N/A

Master Multifamily Note	Schedule 3, Page 1
Floating Rate

Vista de la Montana	right of way known as Mountain View Blvd. through the easements established under the easement agreements dated February 15, 2007 and recorded as Instrument No. 2007-201200 in the land records of Maricopa County, AZ, as amended	N/A

Whiterock Court	right of way known as White Rock Trail through the easements established under the easement agreement dated September 18, 1998 and recorded as Volume 98210, Page 1419 in the records of Dallas County, Texas, as amended	N/A

Hidden Lakes	N/A

- shared pursuant to the Agreement dated October 09, 1991 and recorded at Reel 891 and Page 0117 in the records of Marion County, Oregon, as amended

Shared Facilities include: Bus Transportation, Laundry Rooms, Multipurpose Room, Pool Tables, Library, Emergency Call System, Beautician and Barber Service, Common Areas Deck and Patios, Facility Management, and Maid and Linen Service

Master Multifamily Note	Schedule 3, Page 2
Floating Rate

shared pursuant to the unrecorded License and Use Agreement dated March 8, 2017, as amended Shared Facilities include: clubhouse and pool

Fountains at Hidden Lakes	N/A	shared pursuant to the unrecorded License and Use Agreement dated March 8, 2017, as amended Shared Facilities include: clubhouse and pool

Master Multifamily Note	Schedule 3, Page 3
Floating Rate

SCHEDULE 4

The Existing Notes

1.

The certain Consolidated, Amended and Restated Promissory Note, dated as of May 14, 2018, in the original principal amount of $625,000,000.00 made by the entities identified as Borrower therein and payable to Assignor.

Master Multifamily Note	Schedule 4, Page 1
Floating Rate

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.	The definition of First 10% Prepayment Amount is amended to read in its entirety as follows:

“First 10% Prepayment Amount” means any principal prepayments resulting in an aggregate principal amount of Indebtedness prepaid ~~of less than or equal~~ up to $72,000,000.00.

2.	Section 9(a) is amended to read in its entirety as follows:

(a)

Except as otherwise provided in this Section 9, none of Borrower, SPE Equity Owner, or any member or limited partner of Borrower will have any personal liability under this Note, the Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of or compliance with any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations will be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability will not limit or impair Lender’s enforcement of its rights against any Guarantor of the Indebtedness or any Guarantor of any other obligations of Borrower pursuant to the terms of the Guaranty.

3.	Section 9(c)(i) is amended in its entirety as follows:

(i)

Borrower fails to pay to Lender ~~upon~~ promptly following demand ~~after~~ during the continuance of an Event of Default all Rents and security deposits collected by Borrower to which Lender is entitled under Section 3 of any Security Instrument ~~and the amount of all security deposits collected by Borrower from tenants then in residence~~. However, Borrower will not be personally liable for any failure described in this Section 9(c)(i) if Borrower is unable to pay to Lender all Rents and security deposits as required by any Security Instrument because of a valid order issued in, or an automatic stay applicable because of, a bankruptcy, receivership, or similar judicial proceeding.

4.	The lead-in paragraph to Section 9(c)(iv) is amended to read in its entirety as follows:

(iv)

Borrower fails to pay when due in accordance with the terms of the Loan Agreement the amount of any item below marked “Deferred” provided net proceeds of operations after payment of debt service and reserves are sufficient to pay such amounts and Lender permits such amounts to be applied for such purpose; provided further however, that if no item is marked “Deferred”, this Section 9(c)(iv) will be of no force or effect.

Master Multifamily Note	Page A-1
Floating Rate

5.	Section 9(c)(xxi) is deleted in its entirety as follows:

(xxi)

Borrower or any officer, director, partner, member or employee of Borrower makes (x) an unintentional written material misrepresentation in connection with (1) the application for or creation of the Indebtedness~~, (2) on-going financial or other reporting requirements or information required by the Loan Documents, or (3)~~ or (2) any action or consent of Lender; provided that the assumption will be that any written material misrepresentation was intentional and the burden of proof will be on Borrower to prove that there was no intent or (y) any written material misrepresentation (whether intentional or unintentional) in connection with on-going financial or other reporting requirements or information required by the Loan Documents.

6.	Section 9(c)(xxiii) is amended in its entirety as follows:

(xxiii)

the avoidance, in whole or in part, of the transfer creating the lien of the Security Instrument, or a court order providing an alternative remedy to that avoidance, because of the occurrence on or before the date that the Security Instrument was recorded of a fraudulent transfer or a preference under federal bankruptcy, state insolvency, or similar creditors’ rights laws.

7.	Section 9(d)(iii) is amended in its entirety as follows:

(iii)

Borrower will be personally liable for any out-of-pocket costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

8.	Section 9(d) is amended to include the following subsection (xii):

(xii)

Borrower will be personally liable for the amount of any costs and expenses incurred by Lender as a result of Borrower’s failure to fully and timely pay, all mortgage registry, intangible, documentary stamp, recordation, transfer, or similar taxes, if any, imposed in connection with the Loan or any advances thereof, the Original Note, this Amended and Restated Note, the existing mortgage being assigned to Lender, the Amended and Restated Security Instrument, or any other transaction relating to or arising out of the Loan, plus all interest, penalties and fines that may be or may become due by reason of any such failure.

9.	Section 9(f)(iv) is deleted in its entirety as follows:

(iv)

There was fraud or intentional written material misrepresentation by Borrower or any officer, director, partner, member, or employee of Borrower in connection with (1) the application for or creation of the Indebtedness, ~~(2) on-going financial or other reporting requirements or information required by the Loan Documents, or (3)~~ or (2) any action or consent of Lender.

Master Multifamily Note	Page A-2
Floating Rate

10.	The lead-in paragraph to Section 9(g) is amended in its entirety as follows:

(g)

For purposes of Sections 9(f) and (h), the term “Related Party” will include all of the following (provided Related Party shall not include any direct or indirect holder of any interest of less than 15% in a public company):

11.	Section 10(a) is amended in its entirety as follows:

(a)

Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note. Upon payment of the principal due under this Note in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender which, at Borrower’s election and at Borrower’s sole cost and expense, either: (i) release and discharge all Liens on the applicable Borrower and all collateral securing payment of such amounts, including all balances in any collateral accounts; or (ii) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

12.	Section 13 is amended in its entirety as follows:

13.

Costs and Expenses. To the fullest extent allowed by applicable law, Borrower must pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any ~~default under this Note~~ Event of Default or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding. Borrower acknowledges and agrees that, in connection with each request by Borrower under this Note or any Loan Document, Borrower must pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies (if applicable), regardless of whether the matter is approved, denied or withdrawn.

13.	Section 18 is amended to read in its entirety as follows:

18.

Counting of Days. Any reference in this Note to a period of “days” means calendar days, not Business Days, except where otherwise specifically provided. Unless otherwise specifically required in any Loan Document, where a performance deadline falls on a holiday or weekend, such deadline will be extended to the following Business Day.

Master Multifamily Note	Page A-3
Floating Rate

14.	Section 22 is amended to read in its entirety as follows:

22.

Consent to Jurisdiction and Venue. Each of Lender and Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia will have jurisdiction over all controversies that will arise under or in relation to this Note. Each of Lender and Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. However, nothing in this Note is intended to limit any right that ~~Lender~~ any party may have to bring any suit, action, or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

15.	Section 23 is amended to read in its entirety as follows:

23.

WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER AND LENDER EACH (a) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Master Multifamily Note	Page A-4
Floating Rate